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                                                                  EXHIBIT 23(c)








INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Texas Utilities Company on Form S-4 of our report dated February 10, 1997, on ENSERCH Corporation and subsidiaries (ENSERCH) appearing in ENSERCH's Annual Report on Form 10-K for the year ended December 31, 1996 and to the reference to us under the heading "Experts; Legality of TU Common Stock" in the Proxy Statement/Prospectus which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Dallas, Texas
October 2, 1997